UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2013, MSC Industrial Direct Co., Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Barnes Group Inc. (NYSE: B) (“Barnes”), pursuant to which the Company will acquire substantially all of the assets and assume certain liabilities of the North American distribution business (the “Business”) of Barnes for a purchase price of $550,000,000. The purchase price is subject to a customary working capital adjustment. In addition, the purchase price is subject to a 15X downward adjustment if the adjusted EBITDA (as defined in the Asset Purchase Agreement) derived from the audited financial statements of the Business for the year ended December 31, 2012 and delivered prior to the closing of the acquisition (the “Closing”) is less than $36,000,000. The acquisition is expected to close during the Company’s fiscal third quarter and will be financed using available cash and borrowings under an anticipated new credit facility and term loan structure.

The Closing is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition to U.S. antitrust clearance, closing conditions include (i) the delivery by Barnes of audited financial statements of the Business, (ii) that adjusted EBITDA is not less than $32,666,667 and (iii) that certain environmental Phase I reports on the real property used by the Business do not show environmental liabilities, damages or costs in excess of $25,000,000.  The parties to the Asset Purchase Agreement have made customary representations, warranties and covenants, and agreed to customary indemnification obligations. In addition, in connection with the transaction, Barnes has agreed to provide certain transition services and intellectual property licenses to the Business following the Closing.

The Asset Purchase Agreement may be terminated by either party in certain circumstances, including if the Closing has not taken place by May 23, 2013, subject to such date being extended as set forth in the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Report and which is hereby incorporated by reference herein.

The Asset Purchase Agreement contains representations, warranties and covenants made to, and solely for the benefit of, the parties thereto. The statements embodied in the representations and warranties are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Business, Barnes or the Company.

ITEM 7.01 REGULATION FD DISCLOSURE

On February 22, 2013, the Company issued a press release announcing its entry into a definitive agreement to acquire the Business. A copy of the press release is furnished with this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

2.1	Asset Purchase Agreement, dated February 22, 2013, between MSC Industrial Direct Co., Inc. and Barnes Group Inc.*

99.1	Press Release, dated February 22, 2013, issued by MSC Industrial Direct Co., Inc.

* The Company has omitted certain Exhibits and Schedules pursuant to Item 601(b)(2) of Regulation S-K. Upon request by the Securities and Exchange Commission (the “SEC”), the Company shall furnish to the SEC copies of any of the omitted exhibits and schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: February 26, 2013	By:	/s/ Jeffrey Kaczka
	Name:	Jeffrey Kaczka
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated February 22, 2013, between MSC Industrial Direct Co., Inc. and Barnes Group Inc.*
99.1	Press Release, dated February 22, 2013, issued by MSC Industrial Direct Co., Inc.

* The Company has omitted certain Exhibits and Schedules pursuant to Item 601(b)(2) of Regulation S-K. Upon request by the Securities and Exchange Commission (the “SEC”), the Company shall furnish to the SEC copies of any of the omitted exhibits and schedules.

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